Exhibit 99.1

News Media Contact:

DynaVox

Joanne Kaufmann

Communications Manager

(412) 222-7837

Investor Contact:

ICR, Inc.

Sherry Bertner

Managing Director

(646) 277-1200

DynaVox Comments on First Quarter Fiscal Year 2011

PITTSBURGH, PA — September 30, 2010 — DynaVox (NASDAQ: DVOX), the world’s leading provider of communication and education products for individuals with significant speech, language and learning disabilities, today commented on its fiscal first quarter which ends October 1, 2010.

In its Form 10-K for the fiscal year ended July 2, 2010 filed on September 30, 2010, the Company indicated that during the first quarter of its fiscal year 2011, which ends on October 1, 2010, the Company experienced a softening of demand for both its speech generating devices and software products.  As a result, operating results for the fiscal first quarter will not be consistent with historical performance or indicative of what management believes to be the Company’s long-term future operating potential.

As a result of these conditions, management is withdrawing its Fiscal Year 2011 Guidance included in its earnings release dated August 25, 2010 and will provide a further update to the investment community as more information becomes available.

“During our fiscal fourth quarter conference call, we discussed the impact on our business of the challenges facing international economies and the pressures on U.S. state and school budgets.  Unfortunately, the impact of these factors on our fiscal first quarter results was more than we had anticipated,” stated Ed Donnelly, DynaVox’s Chief Executive Officer. “While we are disappointed by the weaker sales during our first quarter, we continue to believe that the underlying patient need for our products remains unchanged and that we have a large opportunity to capitalize on an underpenetrated market.  Our confidence in the long-term outlook for the Company is supported by new products in both education software, as well as a new speech platform, which we plan to introduce on October 4, 2010.  We remain committed to our clients, employees and shareholders, and we believe we will be successful in delivering on our goals over the long-term.”

The Company plans to report first quarter 2011 financial results on Thursday, November 11, 2010, after market close. The Company will also host a conference call to discuss these results and will provide additional comments and details. Participating on the call will be Ed Donnelly, Chief Executive Officer, and Ken Misch, Chief Financial Officer.

Forward-Looking Statements

This press release contains forward-looking statements, including the information presented above regarding our long-term outlook, which reflect our current views with respect to, among other things, our operations and financial performance. Our long-term outlook assumes, among other items, the timely and successful launch of the new products discussed above.  You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include but are not limited to those described under “ Item 1A. Risk Factors” in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on September 30, 2010, which is accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in our Annual Report on Form 10-K. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

About DynaVox Inc.

DynaVox Inc. (NASDAQ: DVOX) is a publicly traded holding Company with its headquarters in Pittsburgh, Pennsylvania, whose primary operating entities are DynaVox Systems LLC and Mayer-Johnson LLC.  DynaVox is the leading provider of speech generating devices and symbol-adapted special education software used to assist individuals in overcoming their speech, language and learning challenges. These solutions are designed to help individuals who have complex communication and learning needs participate in the home, classroom and community.  Our mission is to enable our customers to realize their full communication and education potential by developing industry-leading devices, software and content and by providing the services to support them. We assist individuals, families, and professionals with an extensive field support organization, as well as centralized technical and reimbursement support.  For more information, visit www.dynavoxtech.com.